Exhibit 10.5

ALGAE DYNAMICS CORP.

NONQUALIFIED SHARE OPTION AGREEMENT

THIS NONQUALIFIED SHARE OPTION AGREEMENT (this “Agreement”) dated December 11, 2014  between Algae Dynamics Corp., a Canadian corporation (the “Company”), and P. Blair Mullin (“Optionee”), with an address at 7185 Joshua Road, Oak Hills, California 92344 .

1. Grant of Option.  The Company hereby grants to Optionee effective as of December 11, 2014 (“Grant Date”), the right and option (“Option”) to purchase from the Company, for a price equal to C$1.73 per share ( the “Exercise Price”), up to 30,000 common shares of the Company’s capital stock (“Shares”), as a nonqualified stock option (“Option”), which Option shall be subject to the applicable terms and conditions set forth below and is being granted pursuant to the Algae Dynamics Corp. Stock Incentive Plan-2014 (“Plan”).

2. Terms and Conditions of Option.  The Option evidenced by this Agreement is subject to the following terms and conditions, as well as the terms and conditions of Section 3 hereof.

a. Exercise Price.  The Exercise Price is C$1.73 per Share.

b. Term of Option.  The term of the Option over which the Option may be exercised shall commence on the Grant Date and, subject to the provisions of Section 3(b) below, shall terminate 5 years thereafter.

c. Exercisability of Option.  As to the total number of Shares with respect to which the Option is granted, subject to Section 3(b) herein, the Option shall become exercisable as follows:  (i) 7,500 Shares of the Option shall become exercisable upon the mutual execution of this Agreement; (ii) 7,500 Shares of the Option shall become exercisable on March 11, 2015; (iii) 7,500 Shares of the Option shall become exercisable on June 11, 2015; and (iii) 7,500 Shares of the Option shall become exercisable on September 11, 2015.

3. Additional Terms and Conditions.

a. Exercise of Option; Payments for Shares.  An Option may be exercised from time to time with respect to all or any portion of the number of Shares with respect to which the Option has become exercisable, in whole or in part, by written notice to the Company at the Company’s then principal office, to the attention of the Compensation Committee for the Algae Dynamics Corp. Stock Incentive Plan-2014 (the “Committee”), substantially in the form of Exhibit A attached hereto. Any notice of exercise of the Option shall be accompanied by payment of the full Exercise Price for the Shares being purchased by certified or bank check, or other form of immediately available funds, payable to the order of Algae Dynamics Corp.  The Option shall not be exercised for any fractional Shares and no fractional Shares shall be issued or delivered.  The date of actual receipt by the Company of the notice of exercise shall be treated as the date of exercise of the Option for the Shares being purchased.

b. Termination of Option.  If Optionee’s directorship with the Company terminates, the Option that has become exercisable pursuant to Section 2(c) herein shall continue to be exercisable, to the extent it is exercisable on the date such directorship terminated, for ninety (90) days after such termination, but in no event after the date the Option otherwise terminates.  The Option that has not become exercisable as of the date of termination of Optionee’s directorship with the Company shall be revoked.

c.   Continued Directorship.  The Option granted hereunder shall confer no right on Optionee to continue as a director of the Company, or limit in any respect the right of the Company (in the absence of a specific agreement to the contrary) to terminate Optionee’s directorship at any time.

d. Issuance of Shares; Registration; Withholding Taxes.  As soon as practicable after the exercise date of the Option, the Company shall cause to be issued and delivered to Optionee, or for the Optionee’s account, a certificate or certificates for the Option Shares purchased.  The Company may postpone the issuance or delivery of the Shares until (i) the completion of registration or other qualification of such Shares or transaction under any state or federal law, rule or regulation, or any listing on any securities exchange, as the Company shall determine to be necessary or desirable; (ii) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (iii) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, provincial, state or other governmental withholding tax requirements related to the exercise of the Option.  Optionee shall comply with any and all legal requirements relating to Optionee’s resale or other disposition of any Shares acquired under this Agreement.

e. Nontransferability of Options.  The Option and this Agreement shall not be assignable or transferable by Optionee other than by will or by the laws of descent and distribution.  During Optionee’s lifetime, the Option and all rights of Optionee under this Agreement may be exercised only by Optionee (or by his guardian or legal representative).  If the Option is exercised after Optionee’s death, the Committee may require evidence reasonably satisfactory to it of the appointment and qualification of Optionee’s personal representatives and their authority and of the right of any heir or distributee to exercise the Option.

f. Option is Nonqualified Stock Option.  The Option granted hereunder is intended to constitute a nonqualified stock option which is not an “incentive stock option”, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

4. Changes in Capitalization; Reorganization.

a. Adjustments.  The number of common shares of which may be subject to options under the Plan, the number of Shares subject to the Option, and the Exercise Price shall be adjusted proportionately for any increase or decrease in the number of issued common shares by reason of stock dividends, split-ups, recapitalizations or other capital adjustments.  Notwithstanding the foregoing, (i) no adjustment shall be made, unless the Committee determines otherwise, if the aggregate effect of all such increases and decreases occurring in any fiscal year is to increase or decrease the number of issued shares by less than five percent (5%); (ii) any right to purchase fractional shares resulting from any such adjustment shall be eliminated; and (iii) the terms of this Section 4(a) are subject to the terms of Section 3(b) below.

b. Corporate Transactions.  Pursuant to the Plan, in the event of (i) a dissolution or liquidation of the Company, (ii) merger, consolidation, amalgamation or reorganization of the Company, (iii) the sale of substantially all of the assets of the Company,  (iv) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company, or (v) an offer is made generally to the holders of the Company’s voting securities to purchase those securities and which is a “takeover bid” as defined in the Ontario Securities Act (herein referring to (i) through (v) as “Corporate Transaction”), then the Committee may in its discretion take any or all of the actions specified in Section 19 of the Plan.

Whenever deemed appropriate by the Committee, any action referred to in this Section 4(b) may be made conditional upon the consummation of the applicable Corporate Transaction.

c. Committee Determination.  Any adjustments or other action pursuant to this Section 4 shall be made by the Committee, and the Committee’s determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

5. No Rights as Shareholder.  Optionee shall acquire none of the rights of a shareholder of the Company with respect to the Shares until a certificate for the shares is issued to Optionee upon the exercise of the Option.  Except as otherwise provided in Section 4 above, no adjustments shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such certificate is issued.

6. Legends. All certificates representing the Shares acquired pursuant to the Option may be issued with or without a restrictive legend as counsel to the Company deems appropriate to assure compliance with applicable law.  All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares purchased under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7. Optionee Bound by Plan.  Optionee hereby acknowledges receipt of a copy of the Plan and acknowledges that Optionee shall be bound by its terms, regardless of whether such terms have been set forth in the Agreement.  Notwithstanding the foregoing, if there is an inconsistency between the terms of the Plan and the terms of this Agreement, Optionee shall be bound by the terms of the Plan.

8. Notices.  Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Optionee at Optionee’s address listed above or such other address of which Optionee shall have advised the Company by similar notice, or to the Company at its then principal office, to the attention of the Committee.

9. Miscellaneous.  This Agreement and the Plan set forth the parties’ final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. This Agreement shall bind and benefit Optionee, the heirs, distributees and personal representative of Optionee, and the Company and its successors and assigns.

IN WITNESS WHEREOF, the parties have duly executed this Nonqualified Stock Option Agreement on the date first above written.

ALGAE DYNAMICS CORP.

By:	/s/ Richard Rusiniak
Richard Rusiniak
Chief Executive Officer

GRANTEE

By:	/s/ P. Blair Mullin
P. Blair Mullin

EXHIBIT A

________________[Date]

Algae Dynamics Corp.
4120 Ridgeway Drive, Unit 37
Mississauga, Ontario L5L 5S9
Canada
ATTN: Compensation Committee

Dear Sir/Madam:

Pursuant to the provisions of the Algae Dynamics Corp. Nonqualified Stock Option Agreement, dated December 11, 2014, (the “Option Agreement”), whereby you have granted me the Option to purchase up to 30,000 common shares of capital stock of Algae Dynamics Corp. (the “Company”), I hereby notify you that I elect to exercise my option to purchase ________ of the shares covered by the Option at a price of C$1.73 per share in accordance with the Option Agreement.  I am delivering to you payment in the amount of C$______, in the form of a certified or bank check, or other form of immediately available funds, payable to the order of Algae Dynamics Corp., in full payment of purchase price for the  for the shares being purchased hereby.

The undersigned hereby agrees to provide the Company, prior to the receipt of the shares being purchased hereby, with such representations or certifications or payments that the Company may require pursuant to the terms of the Plan and the Option Agreement.

Sincerely,

Address:

(For notices, reports, dividend checks and communications to shareholders.)